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                                                                    EXHIBIT 12.1

             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                                      PERIOD FROM                     YEARS ENDED
                                                    APRIL 15, 1991                    DECEMBER 31,
                                                    (INCEPTION) TO     ------------------------------------------   JUNE 30,
                                                   DECEMBER 31, 1991     1992       1993       1994       1995        1996
                                                  -------------------  ---------  ---------  ---------  ---------  -----------
                                                                             (DOLLARS IN THOUSANDS)
Consolidated pretax loss from continuing
  operations....................................       $     (70)      $     (55) $    (147) $    (494) $  (1,082)  $    (470)

Interest expense, including amortization of debt
  issuance costs................................               9              60         72        136        720         559

Less interest capitalized during the period.....               0               0          0        (33)      (345)       (226)

Interest portion of rental expense..............               0               0          0          0         20         413
                                                             ---             ---  ---------  ---------  ---------       -----

    Earnings....................................       $     (61)      $       5  $     (75) $    (391) $    (687)  $     276
                                                             ---             ---  ---------  ---------  ---------       -----
                                                             ---             ---  ---------  ---------  ---------       -----

Interest........................................               9              60         72        136        720         559

Interest portion of rental expense..............               0               0          0          0         20         413
                                                             ---             ---  ---------  ---------  ---------       -----

    Fixed charges...............................       $       9       $      60  $      72  $     136  $     740   $     972
                                                             ---             ---  ---------  ---------  ---------       -----
                                                             ---             ---  ---------  ---------  ---------       -----

Deficiency of earnings to fixed charges.........       $     (70)      $     (55) $    (147) $    (527) $  (1,427)  $    (696)
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